UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2016

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2016, Synopsys, Inc. (“Synopsys”) entered into an amended and restated credit agreement with several lenders (the “Credit Agreement”) providing for (i) a $650 million senior unsecured revolving credit facility and (ii) a $150 million senior unsecured term loan facility. The Credit Agreement amends and restates Synopsys’ previous credit agreement, dated as of May 19, 2015, which had provided for a $500 million senior unsecured revolving credit facility and a $150 million senior unsecured term loan facility. Synopsys’ outstanding borrowings under the previous credit agreement, which as of October 31, 2016 consisted of revolving loans in the aggregate principal amount of $205 million, are carried over under the Credit Agreement.

In addition to increasing the size of the senior unsecured revolving credit facility from $500 million to $650 million, the Credit Agreement extends the termination date of the revolving credit facility from May 19, 2020 to November 28, 2021. The Credit Agreement also provides for additional term loans in an amount of $150 million that amortize in quarterly installments with the balance due at maturity on November 28, 2021. The terms and conditions of the Credit Agreement are otherwise similar to the previous credit agreement. Subject to obtaining additional commitments from lenders, the principal amount of the loans provided under the Credit Agreement may be increased by Synopsys by up to an additional $150 million.

The Credit Agreement contains financial covenants requiring that Synopsys maintain a maximum leverage ratio and a minimum interest coverage ratio (each as defined in the Credit Agreement, with levels set forth therein), as well as other non-financial covenants. Interest will accrue on the revolving loans at a floating rate based on, at Synopsys’ election, (i) the Eurodollar Rate (as defined in the Credit Agreement) or (ii) the greatest of (a) the NYFRB Rate (as defined in the Credit Agreement) plus 0.50%, (b) the one-month Eurodollar Rate plus 1% and (c) JPMorgan Chase Bank’s prime rate (such greatest rate, the “ABR”), in each case, plus an applicable margin. The applicable margin with respect to the revolving loans for (i) Eurodollar Rate based loans ranges from 1.000% to 1.175% and (ii) ABR based loans ranges from 0.000% to 0.175%, and may increase or decrease based on Synopsys’ total leverage ratio. Synopsys is also required to pay a facility fee on the revolving credit facility ranging from 0.125% to 0.200% based on Synopsys’ total leverage ratio on the daily amount of the revolving commitment. Interest will accrue on the term loans at a floating rate based on, at Synopsys’ election, (i) the Eurodollar Rate or (ii) ABR, in each case, plus an applicable margin. The applicable margin with respect to term loans for (i) Eurodollar Rate based loans ranges from 1.125% to 1.375% and (ii) ABR-based loans ranges from 0.125% to 0.375%, and may increase or decrease based on Synopsys’ total leverage ratio.

The Credit Agreement contains customary events of default, including payment failures; failure to comply with covenants; failure to satisfy other obligations under the Credit Agreement or related documents; inaccurate representations and warranties; defaults in respect of other material indebtedness; bankruptcy, insolvency and inability to pay debts when due; material judgments; material ERISA defaults; and the invalidity of the guaranty agreement. If any event of default under the Credit Agreement occurs, the Administrative Agent (as defined in the Credit Agreement) or the other lenders under the Credit Agreement may terminate their respective commitments and declare immediately due all borrowings under the Credit Agreement.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02	Results of Operations and Financial Condition.

On November 30, 2016, Synopsys, Inc. (“Synopsys”) issued a press release announcing the financial results of its fourth fiscal quarter and fiscal year ended October 31, 2016. A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report, including the press release attached as an exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. Furthermore, the information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by Synopsys, Inc. whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

The attached press release includes measures that are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (“GAAP”). The attached press release includes non-GAAP earnings per share, non-GAAP net income, targeted non-GAAP expenses, and targeted non-GAAP earnings per share.

These non-GAAP measures are not in accordance with, or an alternative for, GAAP measures and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles, and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in analyzing our core operations. Management analyzes current and future results on a GAAP basis as well as a non-GAAP basis and also provides GAAP and non-GAAP measures in our earnings release. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. We believe that the presentation of non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

Synopsys’ management evaluates and makes decisions about our business operations primarily based on the income and costs that management believes are directly related to Synopsys’ core operations. For our internal budgeting and resource allocation process, and in reviewing our financial results, we use non-GAAP financial measures that exclude: (i) the amortization of acquired intangible assets; (ii) the impact of stock compensation; (iii) acquisition-related costs; and (iv) other significant items, including restructuring charges and, in fiscal 2015, certain accruals for legal and tax matters. In fiscal 2015, the non-GAAP tax provision excluded the income tax effect of the above-mentioned non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments. In fiscal 2016, we began utilizing a normalized annual non-GAAP tax rate in calculating non-GAAP financial measures in order to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. The normalized annual non-GAAP tax rate is 19% and is based on our projected annual tax rate through fiscal 2018. We intend to re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate.

We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our core operational performance and give us a better understanding of how we should invest in research and development, fund infrastructure and product and market strategies. We use these measures to help us make budgeting decisions, for example, among product development expenses and research and development, sales and marketing and general and administrative expenses. In addition, these non-GAAP financial measures facilitate our internal comparisons to our historical operating results, forecasted targets and comparisons to competitors’ operating results.

As described above, we exclude the following items from one or more of our non-GAAP measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which include contract rights, core/developed technology, trademarks, trade names, customer relationships, covenants not to compete, and other intangibles related to acquisitions. We amortize the intangible assets over their economic lives. We exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our core operational performance and liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures.

(ii) Stock compensation impact. While stock compensation expense constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. In addition, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ operating results.

(iii) Acquisition-related costs. In connection with our business combinations, we incur significant expenses which we would not have otherwise incurred as part our business operations. These expenses include compensation expenses, professional fees and other direct expenses, and concurrent restructuring activities, including employee severance and other exit costs, as well as changes to the fair value of contingent consideration related to the acquired company. We exclude such expenses, which we would not have otherwise incurred, as they are related to acquisitions and have no direct correlation to the operation of our business.

(iv) Restructuring and other significant items. We initiate restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. The amounts of the restructuring activities and frequency of occurrence may vary from time to time. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs and involuntary headcount reductions. Such restructuring costs are related to permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and not used by us when assessing the core profitability and performance of our business operations. Furthermore, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ and our past operating results.

Additionally, from time to time we are party to legal proceedings and subject to review or audit by tax authorities. Legal proceedings could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies. Furthermore, in fiscal 2015, we received benefits from tax settlements with the Internal Revenue Service and other tax authorities. We exclude the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, as well as benefits from tax settlements in 2015, because we do not consider these matters to be part of the ongoing operation of our business and because of the singular nature of the claims underlying these matters.

(v) Income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. We exclude other unusual or infrequent tax adjustments because we do not consider these matters to be part of the ongoing operation of our business.

In fiscal 2016, we are utilizing a normalized annual non-GAAP tax rate in calculating non-GAAP financial measures in order to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. This rate is based on our projected annual rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also took into account other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit.

The normalized annual non-GAAP tax rate is 19%. We intend to re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of Synopsys is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

10.1	Amended and Restated Credit Agreement, dated November 28, 2016, among Synopsys as Borrower; the several Lenders from time to time parties thereto; Bank of America, N.A., the Bank of Tokyo-Mitsubishi UFJ, Ltd., and Wells Fargo Bank, N.A., as Co-Syndication Agents; HSBC Bank USA, N.A. and U.S. Bank, N.A., as Co-Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent; and JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Bank of Tokyo-Mitsubishi UFJ, Ltd., and Wells Fargo Securities, LLC, as Co-Lead Arrangers and Co-Bookrunners.

99.1	Press release dated November 30, 2016 containing Synopsys, Inc.’s results of operations for its fourth fiscal quarter and fiscal year ended October 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: November 30, 2016	By:	/s/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

10.1	Amended and Restated Credit Agreement, dated November 28, 2016, among Synopsys as Borrower; the several Lenders from time to time parties thereto; Bank of America, N.A., the Bank of Tokyo-Mitsubishi UFJ, Ltd., and Wells Fargo Bank, N.A., as Co-Syndication Agents; HSBC Bank USA, N.A. and U.S. Bank, N.A., as Co-Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent; and JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Bank of Tokyo-Mitsubishi UFJ, Ltd., and Wells Fargo Securities, LLC, as Co-Lead Arrangers and Co-Bookrunners.

99.1	Press release dated November 30, 2016 containing Synopsys, Inc.’s results of operations for its fourth fiscal quarter and fiscal year ended October 31, 2016.